UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 9, 2013

Date of Report (Date of earliest event Reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

The registrant entered an agreement with a private, accredited investor in January 2013 to sell 505,780 shares of its restricted LLEN common stock, with warrants, for $875,000 in cash.  The warrants are exercisable for three years to purchase 111,271 shares of its restricted LLEN common stock with a $2.10 exercise price. The agreement pursuant to which the investment was made gives the investor piggyback registration rights on any registration statement declared effective within six months.  It also gives the investor the option to participate in up to 10% of certain future PIPE transactions for three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: January 15, 2013	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer